Pricing Supplement No. c04-0324

Pricing Supplement Dated: March 24, 2004
Rule 424(b)(3)
File No. 333-106272
(To Prospectus Supplement Dated September 22, 2003
and Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date: March 24, 2004
Issue Date: March 29, 2004
Settlement Date: March 29, 2004
Following Business Day Convention
Form of Note: Global/Book-Entry Only
Calculation Agent: Citibank
Minimum Denominations/Increments: $1,000
Purchasing Agent: Citigroup, acting as principal

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CUSIP: 17307XCR0
Aggregate Principal Amount: USD 2,790,000.00
Price to Public: 100%
Concession: 0.6000%
Net Proceeds to Issuer: USD 2,773,260.00
Interest Rate (per annum): 2.2500%
Coupon Type: FIXED
Interest Payment Frequency: Monthly
First Interest Payment Date: April 15, 2004
Maturity Date: September 15, 2007
Product Ranking: Senior Unsecured
Survivor's Option: Yes

Redemption Information: Not Callable

Other Info
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CUSIP: 17307XCS8
Aggregate Principal Amount: USD 4,290,000.00
Price to Public: 100%
Concession: 2.0000%
Net Proceeds to Issuer: USD 4,204,200.00
Interest Rate (per annum): 4.2500%
Coupon Type: STEP-UP
Interest Payment Frequency: Semiannual
First Interest Payment Date: September 15, 2004
Maturity Date: March 15, 2019
Product Ranking: Senior Unsecured
Survivor's Option: Yes

Redemption Information: Subject to redemption at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
March 15, 2007 at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Info:
Initial coupon: 4.25%; Step-ups: 5.50% on 03/15/2009; 5.75% on 03/15/2014
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CUSIP: 17307XCU3
Aggregate Principal Amount: USD 5,877,000.00
Price to Public: 100%
Concession: 2.5000%
Net Proceeds to Issuer: USD 5,730,075.00
Interest Rate (per annum): 5.0000%
Coupon Type: FIXED
Interest Payment Frequency: Quarterly
First Interest Payment Date: June 15, 2004
Maturity Date: March 15, 2024
Product Ranking: Senior Unsecured
Survivor's Option: Yes

Redemption Information: Subject to redemption at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning
March 15, 2008 at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Info